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                                                                 Exhibit 10.22


                                   AMENDMENT
                                     TO THE
                      BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                          DIRECTORS' STOCK OPTION PLAN

                                February 7, 2003

     This Amendment to the Boston Private Financial Holdings, Inc. Directors' Stock Option Plan (the "Plan") shall be effective as of February 7, 2003, upon ratification by the Board of Directors.

1. The third sentence of Section 7 of the Plan is hereby amended by deleting said sentence in its entirety and substituting therefore the following:

          "Non-qualified Stock Options will be exercisable not earlier than one year and not later than ten years after the date they are granted, UNLESS OTHERWISE PROVIDED BY THE COMMITTEE."

2. Section 8 of the Plan is hereby amended by adding a subsection (d) at the end thereof as follows:

          "(d) Upon resignation or retirement from the Board, and provided the Director has served four three-year terms as a Director of the Company, each Director shall be awarded Non-Qualified Stock Options to purchase a total of 10,000 shares of Common Stock hereunder, subject to such restrictions, exercise limitations or other conditions as may be established from time to time by the Committee."

3. Except as specifically amended hereby, the Plan shall continue in full force and effect. From and after the date hereof, all references in any agreements covering awards granted under the Plan shall be deemed to be references to the Plan as hereby amended.